Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 12, 2016, among PRESIDIO INFRASTRUCTURE SOLUTIONS LLC (the “New Subsidiary Guarantor”), a subsidiary of PRESIDIO HOLDINGS INC., a Delaware corporation (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer, certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of February 2, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 10.25% Senior Notes due 2023 (the “Notes”), initially in the aggregate principal amount of $250,000,000;

WHEREAS Section 4.11 and Section 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of holders of Notes as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.    Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 13.01 of the Indenture.

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

PRESIDIO HOLDINGS INC.

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief Financial Officer, and Assistant Secretary

PRESIDIO INFRASTRUCTURE SOLUTIONS LLC, as a Subsidiary Guarantor

By:	PRESIDIO NETWORKED SOLUTIONS GROUP, LLC, its managing member

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief Financial Officer, and Assistant Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Supplemental Indenture (Senior)]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

PRESIDIO HOLDINGS INC.

By:
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief Financial Officer, and Assistant Secretary

PRESIDIO INFRASTRUCTURE SOLUTIONS LLC, as a Subsidiary Guarantor

By:	PRESIDIO NETWORKED SOLUTIONS GROUP, LLC, its managing member

By:
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief Financial Officer, and Assistant Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Supplemental Indenture (Senior)]